UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2024

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13449	94-2665054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 550 San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

(408) 944-4000

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	QMCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Term Loan Credit Agreement

On August 13, 2024, Quantum Corporation (the “Company”) entered into an amendment (the “Term Loan Amendment”) to the Term Loan Credit and Security Agreement, dated as of August 5, 2021 (as the same has been and may further be amended, modified, supplemented, renewed, restated or replaced from time to time, the “Term Loan Credit Agreement”), among the Company, Quantum LTO Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Quantum LTO”), the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto, and Blue Torch Finance LLC, as disbursing agent and collateral agent for such lenders.

The Term Loan Amendment provides the Company with a new delayed draw term loan facility in an aggregate principal amount of $25.0 million (the “DDTL Facility”). The DDTL Facility matures on August 5, 2026 (i.e. the same maturity date as the Company’s existing term loans) and amortizes at 5.00% per annum commencing on September 30, 2025. The interest rate margin applicable to the DDTL Facility is (A) until March 31, 2025 (x) with respect to SOFR Loans, 12.00% per annum and (y) with respect to ABR Loans, 11.00% per annum, in each case, with 6.00% of such interest rate margin paid-in-kind, and (B) from April 1, 2025, (x) with respect to SOFR Loans, 14.00% per annum and (y) with respect to ABR Loans, 13.00% per annum, in each case, with 8.00% of such interest rate margin paid-in-kind. The Term Loan Amendment also includes a multiple on invested capital (MOIC) payable to the DDTL Facility lenders.

The Term Loan Amendment amends the interest rate on the Initial Term Loans (as defined in the Term Loan Credit Agreement) such that the interest rate margin on the Initial Term Loans is (A) until March 31, 2025 (x) with respect to SOFR Loans, 9.75% per annum and (y) with respect to ABR loans, 8.75% per annum, in each case, with 3.75% of such interest rate margin paid-in-kind, with two specified step-downs in such interest rate margin upon the receipt by the Company of cash proceeds from certain specified capital raises, and (B) from April 1, 2025, (x) with respect to SOFR Loans, 9.75% per annum and (y) with respect to ABR loans, 8.75% per annum, in each case, with 3.75% of such interest rate margin paid-in-kind, with a step-up of 1.00% per annum (which shall be paid-in-kind) if the Company’s total net leverage ratio is greater than 4.00x, and a step-down of 1.00% per annum if the Company’s total net leverage ratio is less than 3.50x (which shall reduce the paid-in-kind component of the interest rate margin).

The Term Loan Amendment amends the amortization on the Initial Term Loans such that such amortization shall not commence until September 30, 2025 at a rate of 5.00% per annum.

The Term Loan Amendment also (i) amends the maximum total net leverage ratio covenant so that such covenant is not tested until June 30, 2025 at the revised levels set forth in the Term Loan Amendment, (ii) includes a new minimum EBITDA covenant to be tested on December 31, 2024 and March 31, 2025, at the levels set forth in the Term Loan Amendment, and (iii) amends the minimum daily liquidity covenant to the revised levels set forth in the Term Loan Amendment.

The Term Loan Amendment amends certain mandatory prepayment events, requires the payment of certain fees to the term loan lenders and the engagement of a chief restructuring officer, includes additional budget and variance reporting, and waives certain events of default, in each case, as set forth in the Term Loan Amendment.

The foregoing description of the Term Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Revolving Credit Agreement

On August 13, 2024, the Company entered into an amendment (the “Revolver Amendment”) to the Amended and Restated Revolving Credit and Security Agreement, dated as of December 27, 2018 (as the same has been and may further be amended, modified, supplemented, renewed, restated or replaced from time to time, the “Revolving Credit Agreement”), among the Company, Quantum LTO, the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto, and PNC Bank, National Association, as administrative agent and collateral agent for such lenders.

The Revolver Amendment amends the interest rate on the loans thereunder (the “Revolving Loans”) such that the interest rate margin on the Revolving Loans is (x) 4.75% per annum for Term SOFR Rate Loans and (y) 3.75% per annum for Domestic Rate Loans. The Revolver Amendment amends the unused line fee so that the unused line fee applicable to the revolving loan facility is 0.50% per annum.

The Revolver Amendment also (i) amends the maximum total net leverage ratio covenant so that such covenant is not tested until June 30, 2025 at the revised levels set forth in the Revolver Amendment, (ii) includes a new minimum EBITDA covenant to be tested on December 31, 2024 and March 31, 2025, at the levels set forth in the Revolver Amendment, (iii) waives the testing of the fixed charge coverage ratio for the quarters ending June 30, 2024 and September 30, 2024, and (iv) amends the minimum daily liquidity covenant to the revised levels set forth in the Revolver Amendment.

The Revolver Amendment amends certain mandatory prepayment events, requires the payment of certain fees to the revolving lenders, includes additional budget and variance reporting, and waives certain events of default, in each case, as set forth in the Revolver Amendment.

The foregoing description of the Revolver Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrants to Purchase Stock

In connection with the Term Loan Amendment, on August 13, 2024, the Company issued to the lenders of the term loan under the Term Loan Credit Agreement (the “Term Loan Lenders”) warrants (the “August 2024 Term Loan Warrants”) to purchase an aggregate of 7,606,169 shares of the Company’s common stock (the “Common Stock”), at an exercise price of $0.31 per share, the closing price of the Common Stock on the date immediately preceding the signing of the warrant agreements. The exercise price and the number of shares underlying the August 2024 Term Loan Warrants are subject to adjustment in the event of specified events, including dilutive issuances at a price lower than the exercise price of the August 2024 Term Loan Warrants, a subdivision or combination of the Common Stock, a reclassification of the Common Stock or specified dividend payments, subject to certain limitations as set forth in the August 2024 Term Loan Warrants. Upon exercise, the aggregate exercise price may be paid, at each warrant holder’s election, in cash or on a net issuance basis, based upon the fair market value of the Common Stock at the time of exercise.

The issuance of the August 2024 Term Loan Warrants and any shares of Common Stock issuable thereunder are exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D under the Securities Act. The August 2024 Term Loan Warrants and any shares of Common Stock issuable thereunder, were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing description of the August 2024 Term Loan Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the August 2024 Term Loan Warrants, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

In addition, the Company agreed to lower the exercise price of certain outstanding warrants to purchase an aggregate of 8,614,214 shares of Common Stock held by the Term Loan Lenders or their affiliates to $0.31 per share (the “Amended and Restated Warrants”). Other than lowering the exercise price and inserting certain restrictions on adjustments in the event of dilutive issuances at a price lower than the amended exercise price, the terms of the Amended and Restated Warrants are substantially similar to those contained in the original warrants.

The foregoing description of the Amended and Restated Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Warrants, copies of which are filed as Exhibits 4.3, 4.4, 4.5, 4.6, 4.7, 4.8 and 4.9 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2024, the Board of Directors (the “Board”) of the Company, appointed Kenneth P. Gianella, the Chief Financial Officer of the Company, to also serve as the Chief Operating Officer of the Company, effective August 13, 2024.

Mr. Gianella, age 52, has served as the Company’s Chief Financial Officer since January 2023. Prior to joining the Company, he served as the Vice President of Investor Relations; Mergers, Divestitures, & Acquisitions; and Environmental, Social & Governance (ESG) Strategy at Itron, Inc. (Nasdaq: ITRI), an energy and water network technology and services company, since July 2018 to January 2023, and as Vice President of Finance and Treasury of Itron’s Networks segment from January 2018 to July 2018. Prior to that, from December 2012 to December 2017, Mr. Gianella held various senior finance positions at Silver Springs Networks, an IoT and smart networks company (acquired by Itron in December 2017), including as interim Chief Financial Officer, Senior Vice President, Finance and Treasurer. Mr. Gianella also was the Head of Finance and Administration at Sensity Systems, Inc., a producer of smart LED lights for enabling Smart Cities, and held various senior finance roles at KLA-Tencor Corporation, a leader in process control, yield management, and computational analytics for the semiconductor industry. Mr. Gianella holds a Master of Business Administration from University of Pittsburgh and a Bachelor of Science in Business Administration from Duquesne University.

Mr. Gianella was appointed as Chief Operating Officer of the Company in accordance with the terms of the Term Loan Amendment. There are no transactions between Mr. Gianella and the Company that would be required to be reported under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Gianella and any director or executive officer of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock dated August 13, 2024 issued to certain funds affiliated with Blue Torch Credit.

4.2	Warrant to Purchase Common Stock dated August 13, 2024 issued to OC III LVS XL LP.

4.3	Amended and Restated Warrant to Purchase Common Stock dated June 1, 2023 (as amended and restated on August 13, 2024) issued to OC III LVS XL LP.

4.4	Amended and Restated Warrant to Purchase Common Stock dated May 24, 2024 (as amended and restated on August 13, 2024) issued to OC III LVS XL LP.

4.5	Amended and Restated Warrant to Purchase Common Stock dated July 10, 2024 (as amended and restated on August 13, 2024) issued to OC III LVS XL LP.

4.6	Amended and Restated Warrant to Purchase Common Stock dated December 27, 2018 (as amended and restated on August 13, 2024) issued to BTC Holdings Fund I, LLC.

4.7	Form of Amended and Restated Warrant to Purchase Common Stock dated June 16, 2020 (as amended and restated on August 13, 2024) issued to certain funds affiliated with Blue Torch Credit.

4.8	Form of Amended and Restated Warrant to Purchase Common Stock dated May 24, 2024 (as amended and restated on August 13, 2024) issued to certain funds affiliated with Blue Torch Credit.

4.9	Form of Amended and Restated Warrant to Purchase Common Stock dated July 10, 2024 (as amended and restated on August 13, 2024) issued to certain funds affiliated with Blue Torch Credit.

10.1*	Tenth Amendment dated August 13, 2024 to Term Loan Credit and Security Agreement dated August 5, 2021 by and among the Company, Quantum LTO Holdings, LLC, the borrowers and guarantors party thereto, the lenders party thereto, and Blue Torch Finance LLC.

10.2*	Sixteenth Amendment dated August 13, 2024 to Amended and Restated Revolving Credit and Security Agreement dated December 27, 2018 by and among the Company, Quantum LTO Holdings, LLC, the borrowers and guarantors party thereto, the lenders party thereto, and PNC Bank, National Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and attachments upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2024	QUANTUM CORPORATION

	By:	/s/ Brian E. Cabrera
	Name:	Brian E. Cabrera
	Title:	Senior Vice President, Chief Administrative Officer, Chief Legal and Compliance Officer, and Corporate Secretary